Exhibit 99(a)(1)(C)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
VERITAS SOFTWARE CORPORATION
0.25% CONVERTIBLE SUBORDINATED NOTES DUE 2013
CUSIP Number: 923436 AC 3 and 923436 AD 1
Pursuant to the Company Notice
dated June 30, 2006
THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 31, 2006 (THE “OPTION EXPIRATION DATE”). REGISTERED HOLDERS OF SECURITIES MUST DELIVER A REPURCHASE NOTICE PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE OPTION EXPIRATION DATE IN ORDER TO RECEIVE THE REPURCHASE PRICE. SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE OPTION EXPIRATION DATE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
     The address of the Paying Agent is:

By Mail, by Registered or Certified Mail, or by Overnight Courier:
U.S. Bank National Association
West Side Flats Operations Center
60 Livingston Ave.
St. Paul, MN 55107
Attention: Specialized Finance
Telephone: 800-934-6802
     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated June 30, 2006, and the accompanying Repurchase Notice, of Veritas Software Corporation, a company organized under the laws of Delaware (the “Company”) and Symantec Corporation, a company organized under the laws of Delaware and the parent company of the Company, relating to the purchase by the Company, at the option of the holder thereof, of the Company’s 0.25% Convertible Subordinated Notes due 2013 (the “Securities”) for a purchase price equal to 100% of the principal amount of the Securities surrendered for repurchase, plus accrued and unpaid interest, if any, up to, but not including, August 1, 2006, subject to the terms and conditions of the Indenture and the Option.
     This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Option if (i) Securities have been previously surrendered to the Paying Agent by the delivery of a Repurchase Notice, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at the Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Securities for Purchase” in the Company Notice.

Ladies and Gentlemen:
     The undersigned hereby withdraws the undersigned’s surrender to the Company for purchase of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.
     The undersigned understands that the withdrawal of Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Repurchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Repurchase Notice.
     All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
* * *
DESCRIPTION OF SECURITIES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s)
(Please fill in exactly as name(s) appear(s) on	Securities Being Withdrawn
Securities)(1)	(Attach additional signed list, if necessary)
		Principal Amount	Principal Amount
	Security Certificate	Represented by	Being
	Number(s)(2)	Securities	Withdrawn(2)(3)

Total Amount
Being Withdrawn

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)	Need not be completed if Securities are being surrendered by book-entry transfer.

(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Securities will be deemed to have been withdrawn.

METHOD OF DELIVERY
☐	CHECK HERE IF SECURITIES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF SECURITIES WERE OR ARE TO BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone (with international dialing code):	Facsimile (with international dialing code):

Contact Person:	Date Surrendered:

DTC Account Number:	Transaction Code Number:

SIGN HERE
(To Be Completed by All Registered Holders of Securities Being Withdrawn)
Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.
(Signature(s) of Registered Holder(s) or Authorized Signatory)
Dated:
Name(s):
(Please Print)
Capacity (full title):
Address(es):
(Include Zip Code)
Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed in Accordance With the Instructions.
GUARANTEE OF SIGNATURE(S)
Authorized Signature:
Name:
Title:
Name of Eligible Institution:
Address:
(Include Zip Code)
Area Code and Telephone Number:
Date: